UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-l2

PROCACCIANTI HOTEL REIT, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On or about November 25, 2025, Procaccianti Hotel REIT, Inc. intends to send the following e-mail message to certain stockholders.

Dear Stockholder, You recently received proxy materials in connection with the 2025 Annual Meeting of Stockholders for Procaccianti Hotel REIT, Inc. and according to our records, your vote has NOT been received. Your vote is very important! No matter how many shares you own, it is important to vote as we cannot move forward with these important matters without your support. Voting is quick and easy. To record your vote, choose one of the options below. • Vote by telephone – refer to the instructions on the enclosed proxy card. • Internet voting – refer to the instructions on the enclosed proxy card. • Vote by mail – date, sign and return the proxy card in the enclosed postage paid envelope. OR You may call and speak to a live representative at 1-855-206-1341 between the hours of 9:00 AM and 6:00 PM Eastern Monday through Friday. The Board of Directors recommends you vote “FOR” the proposals referenced on the enclosed proxy card. YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY! You may visit https://web.viewproxy.com/PRXK/2025 to review the supporting materials, register for the Meeting, or place your vote online in lieu of signing and sending the enclosed ballot. Please vote as soon as possible. Voting will close December 18, 2025, at 11:59 PM Eastern Time. Thank you, Procaccianti Hotel REIT, Inc.